Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT TAKES LIQUIDITY ACTION

        NEW YORK – March 20, 2008 – CIT Group Inc. (NYSE: CIT), a leading global commercial finance company, today announced that it is drawing upon its $7.3 billion in unsecured U.S. bank credit facilities. The Company will use the proceeds to repay debt maturing in 2008, including commercial paper, and provide financing to its core commercial franchises. Over the near term, the Company will continue to actively seek additional funding sources, as well as explore and execute on the sale of non-strategic assets and/or business lines.

        “Our decision today is a result of the protracted disruption in the capital markets as well as recent actions by the rating agencies,” said Jeffrey M. Peek, Chairman and CEO. “It provides us with added flexibility and ensures that our clients have the financing they need to operate and grow their businesses successfully. We are actively positioning CIT to maximize value by optimizing our business portfolio and sizing our company to market conditions.”

        Mr. Peek and Joseph M. Leone, Chief Financial Officer, will host a conference call at 4:00 PM EDT today, Thursday, March 20, 2008.

Call-in Number:

U.S. & Canada International Access code	866-825-3308 617-213-8062 CIT Group

Webcast:	http://ir.cit.com

        Please dial-in to the call or link to the webcast at least 10 minutes prior to register or download any necessary software. A replay of the call and webcast will be available until 11:59 PM EDT on March 27, 2008.

Replay Number:

U.S. & Canada International Access Code	888-286-8010 617-801-6888 54303267

Webcast Replay:	http://ir.cit.com

        Individuals interested in receiving future updates on CIT via e-mail can register at http://newsalerts.cit.com.

About CIT

CIT (NYSE: CIT) is a global commercial finance company that provides financial products and advisory services to more than one million customers in over 50 countries across 30 industries. A leader in middle market financing, CIT has more than $80 billion in managed assets and provides financial solutions for more than half of the Fortune 1000. A member of the S&P 500 and Fortune 500, it maintains leading positions in asset-based, cash flow and Small Business Administration lending, equipment leasing, vendor financing and factoring. The CIT brand platform, Capital Redefined, articulates its value proposition of providing its customers with the relationship, intellectual and financial capital to yield infinite possibilities. Founded in 1908, CIT is celebrating its Centennial throughout 2008. www.cit.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, we have provided a reconciliation of those measures to the most directly comparable GAAP measures, which is available with this release and on our website at http://ir.cit.com.

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CIT MEDIA RELATIONS:
C. Curtis Ritter
Director of External Communications & Media Relations
(212) 461-7711
curt.ritter@cit.com

CIT INVESTOR RELATIONS:
Steve Klimas
(973) 535-3769
steve.klimas@cit.com